UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2012

TRANZYME, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of		Identification No.)
incorporation)

5001 South Miami Boulevard, Suite 300
Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 474-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 28, 2012, Tranzyme, Inc. (the “Company”) participated in the 24th Annual Piper Jaffray Healthcare Conference in New York, New York, and held one-on-one discussions with investors using defined presentation materials.  A copy of the Company’s presentation materials has been posted to the Company’s website and is attached hereto as Exhibit 99.1.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2. of Form 8-K, this information, including the Exhibits, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Cautionary Statements

This Current Report on Form 8-K and the presentations include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the progress and timing of clinical trials, the safety and efficacy of the Company’s product candidates, its collaborators, and estimates of the potential markets for the Company’s product candidates. Typically, these statements contain words such as “believe”,  “anticipate”, “plan”, “intend”, and similar expressions. These and other forward-looking statements speak only as of the date of the 8-K and the presentations and are subject to substantial risks and uncertainties and other important factors that may cause the Company’s actual results, performance, or achievements to differ materially from those anticipated, expressed, or implied by forward-looking statements. Additional risks and uncertainties are described more fully in the Company’s Form 10-Q for the quarter ended September 30, 2012 filed on November 9, 2012 and other periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any of the forward-looking statements except as required by law.

Item 9.01.             Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

99.1	Presentation dated November 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 28, 2012	Tranzyme, Inc.

	By:	/s/ Vipin K. Garg, Ph.D.
	Name:	Vipin K. Garg, Ph.D.
	Title:	President and Chief Executive Officer